BGBC Partners, LLP

Certified Public Accountants
and Business Consultants

Consent of Independent Registered Public Accounting Firm

Omnicity Corp.
Rushville, Indiana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 4, 2008, relating to the financial statements of Omnicity, Inc., which is contained in the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BGBC Partners, LLP

BGBC Partners, LLP
Indianapolis, Indiana

November 30, 2009